Exhibit j (iv)
Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statements of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated May 19, 2016 (for the USAA California Bond Fund, the USAA California Money Market Fund, the USAA New York Bond Fund, the USAA New York Money Market Fund, the USAA Tax Exempt Intermediate-Term Fund, the USAA Tax Exempt Long-Term Fund, the USAA Tax-Exempt Money Market Fund, the USAA Tax Exempt Short-Term Fund, the USAA Virginia Bond Fund, the USAA Virginia Money Market Fund, the USAA Target Managed Allocation Fund, and the USAA Global Equity lncome Fund) on the financial statements and financial highlights as of and for the periods ended March 31, 2016 in the Post-Effective Amendment Number 127 to the Registration Statement (Form N-1A No. 33-65572).
San Antonio, Texas
July 26, 2016